SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Highland Credit Strategies Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4948762
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-132436
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares, $0.001 par value	New York Stock Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure” in the Registrant’s Registration Statement on Form N-2 (File Nos. 333-132436 and 811-21869), as filed electronically with the Securities and Exchange Commission (the “Commission”) on March 15, 2006 (Accession No. 0001341004-06-000737), as amended by Pre-Effective Amendment No. 1, as filed with the Commission on May 2, 2006 (Accession No. 0000950134-06-008518), by Pre-Effective Amendment No. 2, as filed with the Commission on May 10, 2006 (Accession No. 0000950134-06-009417), by Pre-Effective Amendment No. 3, as filed with the Commission on May 22, 2006 (Accession No. 0000950134-06-010320) and by Pre-Effective Amendment No. 4, as filed with the Commission on June 9, 2006 (Accession No. 0000950134-06-011336).
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HIGHLAND CREDIT STRATEGIES FUND
/s/ Jason Blackburn
Jason Blackburn
Chief Operating Officer, Treasurer and Secretary

Date: June 20, 2006

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